Exhibit 24.1
POWER OF ATTORNEY
KNOW ALL MEN BY THESE PRESENTS, that the undersigned directors and officers of Assured Guaranty Ltd. (the “Company”) hereby constitute and appoint Dominic J. Frederico, Robert B. Mills, Robert A. Bailenson and James M. Michener, and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and re-substitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign a registration statement (the “Registration Statement”) to effect the registration under the Securities Act of 1933, as amended (the “Act”), of common shares of the Company deliverable pursuant to the Assured Guaranty Ltd. Employee Stock Purchase Plan and any and all amendments (including post-effective amendments) to such Registration Statement and any registration statement relating to the offering covered by such registration statement and filed pursuant to Rule 462(b) under the Act, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

Signature	Title	Date
/s/ Dominic J. Frederico
Dominic J. Frederico	President and Chief Executive Officer (Principal Executive Officer); Director	June 28, 2013
/s/ Robert A. Bailenson
Robert A. Bailenson	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	June 28, 2013
/s/Neil Baron
Neil Baron	Director	May 8, 2013
/s/ Francisco L. Borges
Francisco L. Borges	Director	May 8, 2013
/s/ G. Lawrence Buhl
G. Lawrence Buhl	Director	June 28, 2013
/s/ Stephen A. Cozen
Stephen A. Cozen	Director	June 25, 2013
/s/ Bonnie L. Howard
Bonnie L. Howard	Director	May 8, 2013
/s/ Patrick W. Kenney
Patrick W. Kenney	Director	May 8, 2013
/s/ Simon W. Leathes
Simon W. Leathes	Director	May 8, 2013
/s/ Robin Monro-Davies
Robin Monro-Davies	Director	May 8, 2013
/s/ Michael T. O’Kane
Michael T. O’Kane	Director	June 28, 2013
/s/ Wilbur L. Ross, Jr.
Wilbur L. Ross, Jr.	Director	June 28, 2013
/s/ Dominic J. Frederico
Dominic J. Frederico	Authorized Representative in the United States	June 28, 2013